UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2017

PLAYA HOTELS & RESORTS N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	1-38012	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam, the Netherlands	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: Tel: +31 20 808108

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 30, 2017, the Board of Directors (the “Board”) of Playa Hotels & Resorts N.V. (the “Company”) appointed Richard B. Fried to serve, effective as of December 31, 2017, as an interim non-executive director on the Board until the Company’s 2018 annual general meeting of shareholders.

Mr. Fried, 49, is a managing member and head of the real estate group at Farallon Capital Management, L.L.C. (“Farallon”), an investment management company that he has been with since 1995. Before joining Farallon, he worked as a Vice President in the acquisitions department at Security Capital Industrial Trust, a real estate investment trust specializing in industrial properties. Mr. Fried also currently serves as a board member of Hudson Pacific Properties, Inc., a publicly traded real estate investment trust. In addition, Mr. Fried served from 2008 to 2013 as a board member of Playa Hotels & Resorts, S.L., a predecessor of the Company. Mr. Fried graduated cum laude with a B.S. in Economics and a B.A. in History from the University of Pennsylvania. Mr. Fried will serve on the Board’s Compensation Committee and Nominating and Governance Committee.

Mr. Fried will receive compensation for Board service commensurate with the Company’s other non-executive directors. In connection with Mr. Fried’s appointment to the Board, the Company will enter into an indemnification agreement (the “Indemnification Agreement”) with Mr. Fried having terms substantively identical to the current indemnification agreements the Company has entered into with other members of the Board. The Indemnification Agreement provides for the Company to indemnify Mr. Fried for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against Mr. Fried in connection with his status or service as a member of the Board, and for the Company to advance his expenses incurred as a result of any proceeding for which he may be entitled to indemnification, in each case to the maximum extent permitted by Dutch law. The foregoing description of the Indemnification Agreement is not complete and is qualified in its entirety by reference to the full text of the form of Director & Officer Indemnification Agreement which was filed as an exhibit to the Company’s Form S-4/A, filed with the Securities and Exchange Commission on February 7, 2017.

Mr. Fried was designated for appointment to the Board as an interim non-executive director by Cabana Investors B.V. (“Cabana”) and Playa Four Pack, L.L.C. (“Four Pack”), each of which is an investment entity affiliated with Farallon, pursuant to the terms of the Shareholder Agreement, dated as of March 10, 2017 (the “Shareholder Agreement”), among the Company, Cabana, Four Pack and the other parties thereto. The Company expects that the Board, pursuant to the terms of the Shareholder Agreement, will nominate Mr. Fried for election to the Board by the Company’s shareholders at the Company’s 2018 annual general meeting of shareholders. Mr. Fried does not otherwise have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Mr. Fried replaces Stephen L. Millham, who submitted his resignation on November 30, 2017 as a non-executive director of the Company, effective as of December 31, 2017. Mr. Millham served on the Compensation Committee and the Nominating and Governance Committee of the Board. Mr. Millham did not resign from the Board as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYA HOTELS & RESORTS N.V.

Date: December 1, 2017	By:	/s/ Bruce D. Wardinski
Bruce D. Wardinski
Chief Executive Officer